Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Mobix Labs, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Class A Common Stock, par value $0.00001 per share	457(c)	24,507,435	(3)	$2.06	$50,485,316	$0.00014760	$7,451.63
	Warrants	Private Placement Warrants to purchase Class A Common Stock	457(g)	––	(4)	$––	$––	$––	$(5)
	Equity	Class A Common Stock issuable upon exercise of Public Warrants	457(f)(1)	6,000,000	(6)	$2.06	$12,360,000	$0.00014760	$1,824.34
		Total Offering Amounts					$62,845,316.10		$9,275.97
		Total Fees Previously Paid							$––
		Total Fee Offsets							$––
		Net Fee Due							$9,275.97

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The price shown is the average of the high and low selling price of the common stock on April 9, 2024, as reported on the Nasdaq Global Market.

(3)	Consists of up to 24,507,435 shares of Class A Common Stock issuable in the Business Combination to the Selling Securityholders named in this prospectus.

(4)	Consists of up to 3,000,000 Private Placement Warrants to purchase shares of Class A Common Stock.

(5)	In accordance with Rule 457(g), the entire registration fee for the Private Placement Warrants is allocated to the shares of Class A Common Stock underlying the warrants, and no separate fee is payable for the Private Placement Warrants.

(6)	Consists of 6,000,000 shares of Class A Common Stock that are issuable by us upon the exercise of the Public Warrants sold as part of the units in the Chavant IPO.